Exhibit 99.1

Box Reports Revenue of $172.5 Million for Fiscal Second Quarter 2020, Up 16 Percent Year-Over-Year

•	GAAP Operating Margin Up 4 Percentage Points and Delivered Positive Non-GAAP Operating Margin, Up 5 Percentage Points Year-Over-Year
•	Deals Over $100,000 Up 36% Year-Over-Year
•	Strong Add-On Product Attach Rates of Over 80% Across Six-Figure Deals

REDWOOD CITY, Calif. – August 28, 2019 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the second quarter of fiscal year 2020, which ended July 31, 2019.

“We made significant progress on our key objectives in Q2, as we continued to deliver more products to our customers that enable higher value use cases, while executing on the most compelling product roadmap in our history,” said Aaron Levie, co-founder and CEO of Box. “We drove strong add-on product attach rates of more than 80% across our six-figure deals in Q2. Customers are increasingly adopting Box’s comprehensive Cloud Content Management solutions to protect their most important information with frictionless security and compliance, streamline internal and external collaboration and workflows, and enable a more productive workplace by leveraging a best-of-breed IT stack.”

“We remain focused on driving long-term growth as enterprises implement our more robust product portfolio,” said Dylan Smith, co-founder and CFO of Box. “We continued to deliver operational efficiencies in the second quarter on our path to achieving our first full year of non-GAAP profitability in FY20, and we are committed to delivering meaningful operating margin improvements in FY21 and beyond.”

Adoption of the New Lease Standard - ASC Topic 842

Box adopted the new lease standard, Accounting Standards Codification Topic 842 (“ASC 842”), on a modified retrospective basis, effective February 1, 2019. Financial results for reporting periods in Box’s fiscal year ending January 31, 2020 are presented in compliance with the new lease standard. Historical financial results for reporting periods prior to fiscal year 2020 are presented in conformity with amounts previously disclosed under the prior lease standard, Accounting Standards Codification Topic 840 (“ASC 840”). The adoption of ASC 842 did not have a material effect on Box’s condensed consolidated statements of operations and cash flows, however, did materially increase Box’s assets and liabilities on the condensed consolidated balance sheet.

Fiscal Second Quarter Financial Highlights

•	Revenue for the second quarter of fiscal year 2020 was $172.5 million, an increase of 16% from the second quarter of fiscal year 2019.
•	Remaining performance obligations as of July 31, 2019 were $640.5 million, an increase of 9% from the second quarter of fiscal year 2019.
•	Deferred revenue as of July 31, 2019 was $330.8 million, an increase of 10% from the second quarter of fiscal year 2019.
•	Billings for the second quarter of fiscal year 2020 were $172.9 million, an increase of 6% from the second quarter of fiscal year 2019.
•

GAAP operating loss in the second quarter of fiscal year 2020 was $36.3 million, or 21% of revenue. This compares to a GAAP operating loss of $37.2 million, or 25% of revenue, in the second quarter of fiscal year 2019.

•

Non-GAAP operating income in the second quarter of fiscal year 2020 was $0.5 million, or 0% of revenue. This compares to a non-GAAP operating loss of $6.5 million, or 4% of revenue, in the second quarter of fiscal year 2019.

•

GAAP net loss per share, basic and diluted, in the second quarter of fiscal year 2020 was $0.25 on 147.0 million weighted average shares outstanding. This compares to a GAAP net loss per share of $0.27 in the second quarter of fiscal year 2019 on 140.7 million weighted average shares outstanding.

•

Non-GAAP net income per share, diluted, in the second quarter of fiscal year 2020 was $0.00 on 153.2 million weighted average diluted shares outstanding. This compares to a non-GAAP net loss per share of $0.05 in the second quarter of fiscal year 2019.

•

Net cash used in operating activities in the second quarter of fiscal year 2020 totaled $4.7 million. This compares to net cash used in operating activities of $1.3 million in the second quarter of fiscal year 2019.

•	Free cash flow in the first quarter of fiscal year 2020 was negative $19.0 million. This compares to negative $10.3 million in the second quarter of fiscal year 2019.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•	Delivered wins and expansions with leading organizations such as City of Philadelphia, City National Corporation, IQVIA, and LPL Financial.
•

Recognized as a Leader in the “The Forrester New Wave™: Cloud Content Platforms — Multitenant SaaS, Q3 2019” report. Box was the only company to receive differentiated ratings in vision, roadmap, and market approach.

•

Announced the upcoming general availability of Box Shield, a set of new security controls and intelligent threat detection capabilities that enables enterprises to power secure collaboration and workflows around their most valuable content.

•	Announced the general availability of Box Relay, Box’s powerful workflow engine that automates critical business processes across an organization’s extended enterprise.
•

Announced the general availability of Cascading Folder Level Metadata, making it easier for users to add additional context to content, structure business-centric data, and trigger workflows and retention policies based on metadata.

•	Launched updates to the Box Tasks and Notifications experience, including an all new Task Center to view work and an enhanced Notification Center to more easily track all relevant activities in Box.
•	Hosted Box World Tour Tokyo with thousands of customers, partners, and IT industry leaders from across Japan.
•

Welcomed Mark Wayland as chief revenue officer, leading Box’s global sales organization. Mr. Wayland brings more than 25 years of enterprise sales experience having held leadership roles at Salesforce, Gartner, and most recently as chief revenue officer at Tanium.

Outlook

•

Q3 FY20 Guidance: Revenue is expected to be in the range of $174 million to $175 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.28 to $0.27. Non-GAAP basic and diluted net (loss) income per share are expected to be in the range of $(0.01) to $0.00.  Weighted average basic and diluted shares outstanding are expected to be approximately 149 million and 153 million, respectively.

•

Full Year FY20 Guidance: Revenue is expected to be in the range of $690 million to $692 million. GAAP basic and diluted net loss per share are expected to be in the range of $1.03 to $1.01. Non-GAAP basic and diluted net income per share are expected to be in the range of $0.00 to $0.02. The weighted average basic and diluted shares outstanding are expected to be approximately 148 million and 153 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-833-231-7240 (U.S. and Canada), conference ID: 1857832

+ 1-647-689-4084 (international), conference ID: 1857832

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 1857832

+ 1-416-621-4642 (international), conference ID: 1857832

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in the cloud content management market, the demand for its products, its ability to scale its business and drive operating efficiencies, its ability to achieve revenue targets, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions and enhancements, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2020 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2019. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure as it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading Cloud Content Management platform that enables organizations to accelerate business processes, power workplace collaboration and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box works with 69 percent of the Fortune 500, including AstraZeneca, General Electric, JLL, and Nationwide, to drive business outcomes. Box is headquartered in Redwood City, California, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto and Elaine Gaudioso

+1 650-209-3467

ir@box.com

Media:

Denis Roy and Rachel Levine

+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31,		January 31,
	2019	*	2019	**
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$201,489		$217,518
Accounts receivable, net	117,903		175,130
Prepaid expenses and other current assets	20,268		14,223
Deferred commissions	24,581		21,683
Total current assets	364,241		428,554
Property and equipment, net	161,868		137,703
Operating lease right-of-use assets, net	211,917		—
Goodwill	18,740		18,740
Restricted cash	—		238
Deferred commissions, non-current	54,226		53,880
Other long-term assets	16,324		11,046
Total assets	$827,316		$650,161
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,831		$15,431
Accrued compensation and benefits	21,921		34,484
Accrued expenses and other current liabilities	28,189		31,378
Finance lease liabilities	36,241		28,317
Operating lease liabilities	37,784		—
Deferred revenue	315,057		353,590
Total current liabilities	458,023		463,200
Debt, non-current	40,000		40,000
Finance lease liabilities, non-current	62,254		44,597
Operating lease liabilities, non-current	222,264		—
Deferred revenue, non-current	15,777		21,451
Other long-term liabilities	6,732		49,508
Total liabilities	805,050		618,756
Stockholders’ equity:
Common stock (1)	15		14
Additional paid-in capital	1,230,441		1,166,443
Treasury stock	(1,177)		(1,177)
Accumulated other comprehensive (loss) income	(53)		23
Accumulated deficit	(1,206,960)		(1,133,898)
Total stockholders’ equity	22,266		31,405
Total liabilities and stockholders’ equity	$827,316		$650,161

(1)	As of July 31, 2019, there were 147,722 shares of Box’s Class A common stock outstanding.

*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended				Six Months Ended
	July 31,				July 31,
	2019	*	2018	**	2019	*	2018	**
Revenue	$172,549		$148,222		$335,523		$288,729
Cost of revenue(2)	53,872		42,605		102,556		81,673
Gross profit	118,677		105,617		232,967		207,056
Operating expenses:
Research and development(2)	49,693		41,830		95,937		80,078
Sales and marketing(1)(2)	80,405		76,984		159,225		153,982
General and administrative(1)(2)	24,856		24,022		49,463		46,075
Total operating expenses	154,954		142,836		304,625		280,135
Loss from operations	(36,277)		(37,219)		(71,658)		(73,079)
Interest expense, net	(335)		(91)		(403)		(161)
Other income (loss), net	693		(579)		(187)		(922)
Loss before provision for income taxes	(35,919)		(37,889)		(72,248)		(74,162)
Provision for income taxes	315		196		814		560
Net loss	$(36,234)		$(38,085)		$(73,062)		$(74,722)
Net loss per share, basic and diluted	$(0.25)		$(0.27)		$(0.50)		$(0.54)
Weighted-average shares used to compute net loss per share, basic and diluted	147,032		140,718		146,205		139,639

(1) Intangible assets amortization was not material for the periods presented.
(2) Includes stock-based compensation expense as follows:

	Three Months Ended				Six Months Ended
	July 31,				July 31,
	2019		2018		2019		2018
Cost of revenue	$4,360		$3,561		$7,971		$6,682
Research and development	15,250		11,477		28,225		21,625
Sales and marketing	9,994		9,932		19,394		17,993
General and administrative	7,201		5,713		13,577		10,996
Total stock-based compensation	$36,805		$30,683		$69,167		$57,296

*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended				Six Months Ended
	July 31,				July 31,
	2019	*	2018	**	2019	*	2018	**
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,234)		$(38,085)		$(73,062)		$(74,722)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	13,439		11,849		26,064		23,244
Stock-based compensation expense	36,805		30,683		69,167		57,296
Amortization of deferred commissions	6,071		4,040		11,710		7,715
Others	25		26		(122)		5
Changes in operating assets and liabilities:
Accounts receivable, net	(24,248)		(23,754)		57,227		47,936
Deferred commissions	(8,878)		(8,588)		(14,954)		(13,304)
Prepaid expenses and other assets	(457)		267		(4,839)		(4,933)
Operating lease right-of-use assets, net	8,878		—		17,438		—
Accounts payable	6,472		(1,680)		3,285		(1,205)
Accrued expenses and other liabilities	2,516		9,407		(9,311)		(15,267)
Operating lease liabilities	(9,463)		—		(17,590)		—
Deferred revenue	389		14,568		(44,207)		(9,592)
Net cash (used in) provided by operating activities	(4,685)		(1,267)		20,806		17,173
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,552)		(3,326)		(3,166)		(7,366)
Capitalized internal-use software costs	(2,727)		—		(4,013)		—
Proceeds from sales of property and equipment	3		—		6		1
Acquisitions	—		(458)		—		(458)
Net cash used in investing activities	(4,276)		(3,784)		(7,173)		(7,823)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,045		9,469		2,244		12,831
Proceeds from issuances of common stock under employee stock purchase plan	—		—		13,605		11,846
Employee payroll taxes paid related to net share settlement of restricted stock units	(10,970)		(12,010)		(25,561)		(25,305)
Acquisition related contingent consideration	(936)		—		(936)		—
Principal payments of finance lease liabilities	(9,991)		(5,752)		(19,145)		(12,902)
Net cash used in financing activities	(20,852)		(8,293)		(29,793)		(13,530)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(134)		(158)		(107)		(282)
Net decrease in cash, cash equivalents, and restricted cash	(29,947)		(13,502)		(16,267)		(4,462)
Cash, cash equivalents, and restricted cash, beginning of period	231,436		217,466		217,756		208,426
Cash, cash equivalents, and restricted cash, end of period	$201,489		$203,964		$201,489		$203,964

*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
GAAP operating loss	$(36,277)	$(37,219)	$(71,658)	$(73,079)
Stock-based compensation	36,805	30,683	69,167	57,296
Intangible assets amortization	—	10	—	24
Non-GAAP operating income (loss)	$528	$(6,526)	$(2,491)	$(15,759)

GAAP operating margin	(21)%	(25)%	(22)%	(25)%
Stock-based compensation	21	21	21	20
Intangible assets amortization	—	—	—	—
Non-GAAP operating margin	—%	(4)%	(1)%	(5)%

GAAP net loss	$(36,234)	$(38,085)	$(73,062)	$(74,722)
Stock-based compensation	36,805	30,683	69,167	57,296
Intangible assets amortization	—	10	—	24
Non-GAAP net income (loss)	$571	$(7,392)	$(3,895)	$(17,402)

GAAP net loss per share, basic and diluted	$(0.25)	$(0.27)	$(0.50)	$(0.54)
Stock-based compensation	0.25	0.22	0.47	0.42
Intangible assets amortization	—	—	—	—
Non-GAAP net income (loss) per share, basic	$0.00	$(0.05)	$(0.03)	$(0.12)
Non-GAAP net income (loss) per share, diluted	$0.00	$(0.05)	$(0.03)	$(0.12)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	147,032	140,718	146,205	139,639
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	147,032	140,718	146,205	139,639
Diluted	153,191	140,718	146,205	139,639

Net cash (used in) provided by operating activities	$(4,685)	$(1,267)	$20,806	$17,173
Purchases of property and equipment	(1,552)	(3,326)	(3,166)	(7,366)
Principal payments of finance lease liabilities	(9,991)	(5,752)	(19,145)	(12,902)
Capitalized internal-use software costs	(2,727)	—	(4,013)	—
Free cash flow	$(18,955)	$(10,345)	$(5,518)	$(3,095)
Net cash used in investing activities	$(4,276)	$(3,784)	$(7,173)	$(7,823)
Net cash used in financing activities	$(20,852)	$(8,293)	$(29,793)	$(13,530)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
GAAP revenue	$172,549	$148,222	$335,523	$288,729
Deferred revenue, end of period	330,834	301,517	330,834	301,517
Less: deferred revenue, beginning of period	(330,445)	(286,949)	(375,041)	(311,109)	*
Contract assets, beginning of period	—	195	3	582
Less: contract assets, end of period	—	(157)	—	(157)
Billings	$172,938	$162,828	$291,319	$279,562

*	Balance as of February 1, 2018 upon the adoption of ASC Topic 606

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended October 31, 2019	*	For the Year Ended January 31, 2020	*
GAAP net loss per share range, basic and diluted	$(0.28-0.27)		$(1.03-1.01)
Stock-based compensation	0.27		1.03
Non-GAAP net (loss) income per share range, basic and diluted	$(0.01)-0.00		$0.00-0.02

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	148,549		147,712
Weighted-average shares used to compute Non-GAAP net (loss) income per share
Basic	148,549		147,712
Diluted	152,826		153,350

*

For the three months ended October 31, 2019 and the fiscal year ended January 31, 2020, the guidance for non-GAAP net (loss) income per share is based on the basic and diluted weighted-average shares outstanding.